UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2012

Commission File Number: 1-32953

Atlas Energy, L.P.

(Exact name of registrant as specified in its charter)

Delaware	43-2094238
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In this current report on Form 8-K, Atlas Energy, L.P., a Delaware limited partnership (“Atlas Energy”), is disclosing certain information related to its directors, executive officers and corporate governance practices. A copy of these disclosures is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is being filed at this time so that portions of it may be incorporated into the registration statement on Form 10 (File No. 1-35317) filed by Atlas Resource Partners, L.P., a Delaware limited partnership and currently a wholly owned subsidiary of Atlas Energy (“Atlas Resource Partners”), which registration statement was filed in connection with Atlas Energy’s planned distribution of an approximately 19.6% limited partner interest in Atlas Resource Partners to Atlas Energy’s unitholders. This information will also be included in Atlas Energy’s proxy statement that will be filed in connection with its 2012 annual meeting.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Disclosures Regarding Directors, Executive Officers and Corporate Governance

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY, L.P.

By:	Atlas Energy GP, LLC, its general partner

By:	/s/ Lisa Washington
Vice President, Chief Legal Officer and Secretary

January 30, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Disclosures Regarding Directors, Executive Officers and Corporate Governance